UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2015

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On July 30, 2015, AMAG Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC and Barclays Capital Inc., as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 3,150,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $63.75 per share (the “Offering Price”), less underwriting discounts and commissions. The net proceeds to the Company from the sale of the Common Stock, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $189.6 million. The Offering is expected to close on or about August 5, 2015, subject to the satisfaction of customary closing conditions. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 472,500 shares of Common Stock at the Offering Price.  Jefferies LLC and Barclays Capital Inc. are acting as joint book-running managers for the Offering.

The Common Stock is being offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3ASR and an accompanying prospectus (File No. 333-202252) filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2015 and a preliminary prospectus filed with the Commission in connection with the Offering.  The legal opinion of Goodwin Procter LLP relating to the validity of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

In the Underwriting Agreement, the Company makes customary representations, warranties and covenants and also agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.  Other Events.

On July 29, 2015, the Company issued a press release announcing the Offering and on July 30, 2015, the Company issued a press release announcing the pricing of the Offering.  Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of July 30, 2015, among AMAG Pharmaceuticals, Inc., Jefferies LLC and Barclays Capital Inc., as representatives of the underwriters named therein

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release dated July 29, 2015

99.2	Press release dated July 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

	By:	/s/ William K. Heiden
William K. Heiden
Chief Executive Officer

Date:	July 31, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of July 30, 2015, among AMAG Pharmaceuticals, Inc., Jefferies LLC and Barclays Capital Inc., as representatives of the underwriters named therein

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release dated July 29, 2015

99.2	Press release dated July 30, 2015